Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-204593) and Form S-8 (No. 333-170650, No. 333-139446, No. 333-81138, No. 333-73172, No. 333-12879, and No. 333-08009) of American Shared Hospital Services (the “Company”), of our report dated March 31, 2023, relating to the consolidated financial statements of the Company appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

/s/ Moss Adams LLP

San Francisco, California

March 31, 2023